Registration No. 333-_____         As filed with the Commission on June 17, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                             BROOKLINE BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

       MASSACHUSETTS                                      04-302944
 (State of Incorporation)                     (IRS Employer Identification No.)

                              160 WASHINGTON STREET
                         BROOKLINE, MASSACHUSETTS 02447
              (Address of Principal Executive Offices and Zip Code)

                           ---------------------------


                 BROOKLINE BANCORP, INC. 1999 STOCK OPTION PLAN
           BROOKLINE BANCORP, INC. 1999 RECOGNITION AND RETENTION PLAN
                            (Full Title of the Plans)

                                   Copies to:
       Richard P. Chapman, Jr.                   Robert B. Pomerenk, Esquire
President and Chief Executive Officer       Luse Lehman Gorman Pomerenk & Schick
       Brookline Bancorp, Inc.                   A Professional Corporation
        160 Washington Street                   5335 Wisconsin Ave., NW, #400
   Brookline, Massachusetts  02447                 Washington, D.C.  20015
           (617) 730-3500                              (202) 274-2000
    (NAME, ADDRESS AND TELEPHONE
     NUMBER OF AGENT FOR SERVICE)

                           ---------------------------


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES          AMOUNT TO BE              PROPOSED                PROPOSED                AMOUNT OF
   TO BE REGISTERED          REGISTERED (1)             MAXIMUM                  MAXIMUM             REGISTRATION FEE
                                                     OFFERING PRICE             AGGREGATE
                                                       PER SHARE             OFFERING PRICE
---------------------------------------------------------------------------------------------------------------------
    Common Stock,
    par value $.01        1,265,500 shares (2)        $10.8125(3)             $13,683,218               $3,804
      per share
---------------------------------------------------------------------------------------------------------------------
    Common Stock,
    par value $.01          101,965 shares (4)        $11.4688(6)              $1,169,416                  325
      per share
---------------------------------------------------------------------------------------------------------------------
    Common Stock,
    par value $.01          546,986 shares (5)        $11.4688(6)              $6,273,273               $1,744
      per share
---------------------------------------------------------------------------------------------------------------------
        Total             1,914,451 shares                                    $21,125,907               $5,873
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------



--------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Brookline Bancorp, Inc. 1999 Stock Option Plan (the "Stock Option Plan"), and the Brookline Bancorp, Inc. 1999 Recognition and Retention Plan (the "Recognition and Retention Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Brookline Bancorp, Inc. pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the number of shares currently reserved for issuance for options granted pursuant to the Stock Option Plan.
(3)      Determined by the exercise price of options pursuant to 17
         C.F.R. ss.230.457(h)(1).
(4) Represents the number of shares reserved for issuance for options which have not been granted pursuant to the Stock Option Plan.
(5) Represents the number of shares awarded or available for award pursuant to the Recognition and Retention Plan.
(6) Determined by reference to the fair market value of the common stock on June 11, 1999, pursuant to 17 C.F.R. ss.230.457(c).

                      ------------------------------------


         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss.230.462.

PART I.

ITEMS 1 AND 2.  PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN
                ANNUAL INFORMATION

         The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously or concurrently filed by Brookline Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-23695) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on April 15, 1999;

(d) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form S-1 (File No. 333-40471) originally filed with the Commission on November 18, 1997 and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

         The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Paul R. Bechet, Senior Vice President and Chief Financial Officer, Brookline Bancorp, Inc., 160 Washington Street, Brookline Massachusetts 02447, telephone number
(617) 730-3500.

         All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Directors and officers of the Company are indemnified pursuant to
Section 6.6 of the Company's Articles or Organization, which reads as follows:

                  1.1.1             Each person who was or is made a party or is
                           threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; PROVIDED, HOWEVER, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  1.1.2             The right to indemnification conferred in
                           Section A of this Section 6.6 shall include, in the case of a Director or officer at the level of Vice President or above, and in the case of any other Officer or any employee may include (in the discretion of the Board of Directors), the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). Notwithstanding the foregoing, expenses incurred by an indemnitee in advance of the final disposition of a proceeding may be paid only upon the Corporation's receipt of an undertaking by the indemnitee to repay such payment if he shall be adjudicated or determined to be not entitled to indemnification under applicable law. The Corporation may accept such undertaking without reference to the financial ability of the Indemnitee to make such repayment. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Section 6.6 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  1.1.3             If a claim under Section A or B of this
                           Section 6.6 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, he shall not have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.6 or otherwise, shall be on the Corporation.

                  1.1.4             The rights to indemnification and to the
                           advancement of expenses conferred in this Section 6.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

                  1.1.5             The Corporation may maintain insurance, at
                           its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law.

                  1.1.6             The Corporation may, to the extent
                           authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.6 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate.

                  1.1.7             If the Corporation is merged into or
                           consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Section 6.6 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  LIST OF EXHIBITS

Regulation S-K                                                                          Reference to Prior Filing or
Exhibit Number                              Document                                    Exhibit No. Attached Hereto
--------------                              --------                                    ----------------------------
    4                Specimen form of common stock certificate
                     of Brookline Bancorp, Inc.                                                *

    5                Opinion of Luse Lehman Gorman Pomerenk                          Attached as Exhibit 5
                     & Schick, P.C.

   10.1              Brookline Bancorp, Inc.1999 Stock Option                                 **
                     Plan

   10.2              Brookline Bancorp, Inc. 1999 Recognition and Retention Plan              **

   23.1              Consent of Luse Lehman Gorman Pomerenk                         Contained in Exhibit 5
                     & Schick, P.C.

   23.2              Consent of Grant Thornton LLP                                 Attached as Exhibit 23.2


   24                Power of Attorney                                            Contained on Signature Page

----------
* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-40471) filed with the Commission on December 18, 1997 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

** Filed as exhibits to the Registrant's Proxy Statement relating to the Registrant's April 15, 1999 annual meeting of stockholders, filed with the Commission on April 1, 1999, which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan and the Recognition and Retention Plan;

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number                              Description
--------------                              -----------
         5                 Opinion of Luse Lehman Gorman Pomerenk & Schick, A
                           Professional Corporation as to the legality of the
                           Common Stock registered hereby.

         23.1              Consent of Luse Lehman Gorman Pomerenk & Schick,
                           A Professional Corporation (contained in the opinion included as Exhibit 5)

         23.2              Consent of Grant Thornton LLP


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookline, State of Massachusetts, on this 19th day of May, 1999.

                                    BROOKLINE BANCORP, INC.

                                    By:   /s/Richard P. Chapman, Jr.
                                          --------------------------------------
                                          Richard P. Chapman, Jr.
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Brookline Bancorp, Inc. (the "Company") hereby severally constitute and appoint Richard P. Chapman, Jr. as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard P. Chapman, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard P. Chapman, Jr. shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


By:    /s/Richard P. Chapman, Jr.                    By:   /s/Paul R. Bechet
       ----------------------------------------            ------------------------------------------------
       Richard P. Chapman, Jr.                             Paul R. Bechet
       President, Chief Executive Officer and              Senior Vice President and
       Director (Principal Executive Officer)              Chief Financial Officer
                                                           (Principal Financial and Accounting Officer)

Date:  May 19, 1999                                  Date: May 19, 1999


By:    /s/Oliver F. Ames                             By:
       ----------------------------------------            ------------------------------------------------
       Oliver F. Ames, Director                            Dennis S. Aronowitz, Director

Date:  May 19, 1999                                  Date: May 19, 1999


By:    /s/David C. Chapin                            By:   /s/William G. Coughlin
       ----------------------------------------            ------------------------------------------------
       David C. Chapin, Director                           William G. Coughlin, Director

Date:  May 19, 1999                                  Date: May 19, 1999


By:                                                  By:   /s/Charles H. Peck
       ----------------------------------------            ------------------------------------------------
       John L. Hall, II, Director                          Charles H. Peck, Director

Date:  May 19, 1999                                  Date: May 19, 1999

By:                                                  By:   /s/Joseph J. Slotnik
       ----------------------------------------            ------------------------------------------------
       Hollis W. Plimpton, Jr., Director                   Joseph J. Slotnik, Director

Date:  May 19, 1999                                  Date: May 19, 1999


By:                                                  By:   /s/Franklin Wyman, Jr.
       ----------------------------------------            ------------------------------------------------
       Rosamond B. Vaule, Director                         Franklin Wyman, Jr., Director

Date:  May 19, 1999                                  Date: May 19, 1999


By:                                                  By:
       ----------------------------------------            ------------------------------------------------
       George C. Caner, Jr., Director                      Edward D. Rowley, Director

Date:  May 19, 1999                                  Date: May 19, 1999


By:    /s/William V. Tripp, III                      By:   /s/Peter O. Wilde
       ----------------------------------------            ------------------------------------------------
       William V. Tripp, III, Director                     Peter O. Wilde, Director

Date:  May 19, 1999                                  Date: May 19, 1999


By:    /s/Richard P. Chapman
       ----------------------------------------
       Richard P. Chapman, Jr., Director

Date:  May 19, 1999